Exhibit 4.1

Number U-______	Units _____
SEE REVERSE FOR CERTAIN DEFINITIONS

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	CUSIP _____

Fantex Sports Portfolio 1 Units Consisting of 0.047 shares of Fantex Series Vernon Davis Convertibile Tracking Stock,
0.127 shares of Fantex Series EJ Manuel Convertible Tracking Stock,
0.040 shares of Fantex Series Mohamed Sanu Convertible Tracking Stock,
0.277 shares of Fantex Series Alshon Jeffery Convertible Tracking Stock,
0.117 shares of Fantex Series Michael Brockers Convertible Tracking Stock,
0.089 shares of Fantex Series Jack Mewhort Convertible Tracking Stock, and
0.683 shares of Fantex Series Professional Sports Convertible Tracking Stock

THIS CERTIFIES THAT

IS THE OWNER OF ______ (_____) Units

Each Unit (“Unit”) consists of 0.047 shares of Fantex Series Vernon Davis Convertible Tracking Stock (“Fantex Series Vernon Davis”), 0.127 shares of Fantex Series EJ Manuel Convertible Tracking Stock (“Fantex Series EJ Manuel”), 0.040 shares of Fantex Series Mohamed Sanu Convertible Tracking Stock (“Fantex Series Mohamed Sanu”), 0.277 shares of Fantex Series Alshon Jeffery Convertible Tracking Stock (“Fantex Series Alshon Jeffery”), 0.117 shares of Fantex Series Michael Brockers Convertible Tracking Stock (“Fantex Series Michael Brockers”), 0.089 shares of Fantex Series Jack Mewhort Convertible Tracking Stock (“Fantex Series Jack Mewhort”) and 0.683 shares of Fantex Series Professional Sports Convertible Tracking Stock (“Fantex Series Professional Sports” and together with Fantex Series Vernon Davis, Fantex Series EJ Manuel, Fantex Series Mohamed Sanu, Fantex Series Michael Brockers and Fantex Series Jack Mewhort, the “Tracking Stocks”) of Fantex, Inc. (the “Corporation”).  The Tracking Stocks comprising the Unit(s) represented by this certificate are not transferable separately.  The rights of the holders of Tracking Stocks are set forth in Certificates of Designations for each respective Tracking Stock, in the Corporation’s Amended and Restated Certificate of Incorporation and in the prospectus relating to the Corporation’s initial public offering of the Units. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by its duly authorized officers.

Dated:

Chief Legal Officer and Secretary	President

The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UTMA – (Cust) Custodian (Minor)
TEN ENT – as tenants by entireties	under Uniform Transfers to Minors Act (State)
JT TEN – as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER INDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within-named Corporation with full power of substitution in the premises.

Dated

	NOTICE	THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

Signature Guaranteed

ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED.  GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.